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                                                                    Exhibit 21.1

                                 SUBSIDIARIES
                                 ------------

Name                                                       Jurisdiction
----                                                       ------------

Advance Stores Company, Incorporated                       Virginia

LARALEV, INC.                                              Delaware

Advance Trucking Corporation                               Virginia

Western Auto Supply Company                                Delaware
(Western Auto Supply Company
operates auto parts stores through
2 wholly-owned subsidiaries
organized in Delaware)

Western Auto Supply Company                                Ontario

WASCO Insurance Agency                                     Missouri